Exhibit 99.1

Drive Shack Inc. Announces First Quarter 2022 Financial Results and
Preferred Stock Dividends for Second Quarter 2022

First Quarter 2022 Total Company Revenue of $69 Million, Up 13% Compared to First Quarter 2021;
Led by Increased Event Sales and New Puttery Venues

Drive Shack Venues Total Revenue Up 19% and American Golf Revenue Up 6% Compared to First Quarter 2021;
Puttery Venues Delivered Total Revenue of $4.4 Million in First Quarter 2022

The Company is On Track to Open Seven New Puttery Venues in 2022

DALLAS, May 10, 2022 -- Drive Shack Inc. (the “Company”) (NYSE: DS), a leading owner and operator of golf-related leisure and entertainment businesses, today reported its financial results for the first quarter ended March 31, 2022.

“2022 is off to an incredible start. Our Drive Shack and American Golf businesses continue to generate solid earnings and we are gaining a clear proof of concept with our two Puttery venues, both delivering sales results and profitability margins ahead of our expectations this quarter,” said Drive Shack Inc.’s President and Chief Executive Officer Hana Khouri. “We continue to experience strong momentum at our venues and courses as our walk-in business has largely normalized. Total event revenue is up meaningfully to last year’s first quarter and the demand for future events remains exceptionally strong across our entire brand portfolio.”

Khouri continued, “We are investing our capital towards the development of new Puttery venues as we believe Puttery presents the best path forward for near-term growth. We are on track to open seven locations by the end of 2022, with our next venue planned to open in Washington DC’s Penn Quarter next month, followed by our Houston and Chicago locations which are planned to open in the third quarter. There is a large addressable market in the venue-based entertainment business – we are aggressively pursuing new leases for venue openings in 2023 and beyond and are currently in active discussion with landlords on multiple sites across the country. We are focused on optimizing our capital structure to support our development plans and remain centered on driving growth and profitability in our business for years to come.”

First Quarter 2022 Financial Highlights
Total revenue for the first quarter this year was $69.0 million, an increase of $7.9 million or 12.9%, compared to $61.1 million in the same period last year.

The Company’s entertainment golf business, comprised of both Drive Shack and Puttery venues, generated total revenue of $14.2 million in the first quarter 2022, an increase of $6.0 million, or 72.4% compared to $8.2 million in the first quarter 2021. The increase to last year was due to a $1.6 million increase in total revenue at the Company’s four Drive Shack venues, with $1.3 million of the increase driven by higher event revenue this year. Additionally, the Company’s two Puttery venues generated total revenue of $4.4 million in the first quarter this year. As a reminder, the Company debuted its first Puttery venue in The Colony, Texas in September 2021 and opened its second Puttery venue in Charlotte, North Carolina in mid-December 2021.

For the first quarter 2022, the Company’s traditional golf business, American Golf, generated total revenue of $54.6 million, an increase of $1.8 million or 3.3% compared to total revenue of $52.9 million in the first quarter 2021. Total revenue included $13.0 million of managed course expense reimbursements in the first quarter this year compared to $13.8 million in the first quarter last year. The increase in total revenue was primarily due to higher event sales this year.

Operating loss for the first quarter 2022 was ($18.4) million, a decrease of $10.5 million in profitability versus an operating loss of ($7.9) million for the first quarter 2021. The change to last year was primarily due to impairment charges on the building and fixed assets for the Drive Shack venue located in New Orleans following the Company’s decision to primarily invest capital spend into the development of future Puttery venues and as such, it plans to pursue alternatives for its New Orleans location. The impairment charges in the first quarter last year related to the Company’s assets at its former corporate office.

Consolidated net loss was ($18.9) million for the first quarter this year compared to consolidated net loss of ($10.9) million in the same period last year.

Adjusted EBITDA was $1.0 million for first quarter 2022 compared to Adjusted EBITDA of $2.7 million for first quarter 2021.1 Last year, Adjusted EBITDA included approximately $1.3 million from five American Golf courses that the company exited after the first quarter last year. Additionally, the Company has made strategic investments in headcount and other related expenses throughout 2021 to support the development and growth in Puttery, and approximately $1.0 million of incremental expense related to these investments was realized in the first quarter this year that had yet to be incurred in the first quarter last year.

As of March 31, 2022, the Company had cash and cash equivalents of $44.1 million compared to $58.3 million as of December 31, 2021. The decrease was primarily due to capital expenditures associated with the development of future Puttery venues.

Summary Financial Results (unaudited)
Three Months Ended March 31, 2022 compared to the Three Months Ended March 31, 2021 ($ in thousands, except for per share data):

	Three Months Ended March 31,
	2022	2021

Total revenues	$68,982	$61,091
Operating loss	$(18,392)	$(7,875)
Consolidated net loss	$(18,913)	$(10,904)
Loss applicable to common stockholders	$(20,361)	$(12,299)

Income (loss) applicable to common stock, per share
Basic	$(0.22)	$(0.15)
Diluted	$(0.22)	$(0.15)
Adjusted EBITDA[1]	$1,019	$2,731

1 Adjusted EBITDA is a non-GAAP financial measure. For definitions and reconciliations of non-GAAP results please refer to the exhibit to this press release.

Preferred Stock Dividends
The Board of Directors of the Company declared dividends on the Company’s preferred stock for the period beginning May 1, 2022 and ending July 31, 2022. The dividends are payable on August 1, 2022, to holders of record of preferred stock on July 1, 2022, in an amount equal to $0.609375, $0.503125 and $0.523438 per share on the 9.750% Series B, 8.050% Series C and 8.375% Series D preferred stock, respectively.

2022 First Quarter Earnings Conference Call Details
Management will host a live conference call to discuss the Company’s 2022 first quarter results today starting at 9:00 a.m. Eastern Time. A simultaneous webcast of the conference call will be available to the public on a listen-only basis on the Company’s investor relations website at https://ir.driveshack.com, along with the supplemental slide presentation. The conference call may be accessed by dialing 1-800-459-5346 (from within the U.S.) or 1-785-424-1250 (from outside of the U.S.) ten minutes prior to the scheduled start of the call and referencing conference ID “DSQ122.”

A telephonic replay of the conference call will be available after 12:00 p.m. Eastern Time starting today through 11:59 p.m. Eastern Time on Tuesday, May 17, 2022, and may be accessed by dialing 1-888-566-0179 (from within the U.S.) or 1-402-530-9316 (from outside of the U.S.).

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Company’s investor relations website, https://ir.driveshack.com. For consolidated information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s investor relations website, https://ir.driveshack.com.

About Drive Shack Inc.
Drive Shack Inc. is a leading owner and operator of golf-related leisure and entertainment businesses focused on bringing people together through competitive socializing. Today, our portfolio consists of American Golf, Drive Shack and Puttery.

Forward-Looking Statements: Certain statements regarding Drive Shack Inc. (together with its subsidiaries, “Drive Shack”, “we” or “us”) in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “by”, “approaches”, “nearly”, “potential”, “continues”, “may”, “will”, “should”, “could”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “target”, “goal”, “projects”, “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this release, including statements regarding the expected development schedule and timing of specific milestones for our facilities, including Puttery and Drive Shack venues, our expected and the remaining cost for our development projects (both individually and in the aggregate), the expected capabilities of our development projects once completed, our intentions to make use of capital or free cash flow and our future financial position and liquidity are based upon our limited historical performance and on our current plans, estimates and expectations in light of information (including industry data) currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by us will be achieved. These statements are subject to a number of factors that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. We can give no assurance that its expectations regarding any forward-looking statements will be attained. Accordingly, you should not place undue reliance on any forward-looking statements made in this release. Factors that could cause or contribute to such differences include, but are not limited to, the risk that our construction schedules will take longer than we expect, that our expectations about the consumer demand for our product will not prove accurate, that our operating or other costs will increase or our expected remaining costs for development projects underway increases and the effect of the COVID-19 pandemic on our business and financial results. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements.  Such forward-looking statements speak only as of the date of this release. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Measure
Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States (“GAAP”) and should not be considered in isolation or as an alternative to GAAP financial measures.  We believe this non-GAAP financial measure, as we have defined it, provides a supplemental measure of financial performance of our current operations at our entertainment and traditional golf venues.  This measure excludes items that we believe are unrelated to the day-to-day performance of our current golf entertainment or traditional golf venues, including one-time pre-opening costs associated with new venue openings, corporate severance payments, (gain) loss on lease terminations and impairment, stock-based compensation, depreciation and amortization and other income (which does not include revenue from golf entertainment or traditional golf venues).  This non-GAAP financial measure is presented so that investors have the same type of financial data that management uses in evaluating the financial performance of the Company.

The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. A reconciliation is provided for the non-GAAP financial measure to our GAAP net income/(loss). Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income/(loss), and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA. We define Adjusted EBITDA as GAAP net income (loss), adjusted for income tax expenses, other income (loss), interest expenses, interest and investment income, depreciation and amortization, gain (loss) on lease terminations, impairment and other losses, pre-opening costs and certain other non-recurring items (including corporate severance payments, transactional G&A and stock-based compensation).

Investor Relations Contact
Kelley Buchhorn
Interim Chief Financial Officer
Drive Shack Inc.
646-585-5591
ir@driveshack.com

Media Contact
Morgan Schaaf
Head of Brand Marketing and Communications
Drive Shack Inc.
469-283-2760
media@driveshack.com

Drive Shack Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
(Dollars in thousands, except share data)

	(unaudited)
	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$44,068	$58,286
Restricted cash	3,985	3,480
Accounts receivable, net	5,405	5,563
Real estate securities, available-for-sale	3,655	3,486
Other current assets	31,577	30,034
Total current assets	88,690	100,849
Restricted cash, noncurrent	216	798
Property and equipment, net of accumulated depreciation	172,002	179,260
Operating lease right-of-use assets	198,926	181,915
Intangibles, net of accumulated amortization	13,509	13,430
Other assets	6,374	6,538
Total assets	$479,717	$482,790

Liabilities and Equity
Current liabilities
Obligations under finance leases	$5,186	$5,400
Membership deposit liabilities	18,039	18,039
Accounts payable and accrued expenses	33,310	34,469
Deferred revenue	23,323	26,301
Other current liabilities	29,375	26,524
Total current liabilities	109,233	110,733
Credit facilities and obligations under finance leases - noncurrent	8,867	9,075
Operating lease liabilities - noncurrent	183,302	166,031
Junior subordinated notes payable	51,172	51,174
Membership deposit liabilities, noncurrent	105,749	104,430
Deferred revenue, noncurrent	10,864	10,005
Other liabilities	1,716	1,487
Total liabilities	$470,903	$452,935

Commitments and contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of March 31, 2022 and December 31, 2021	$61,583	$61,583
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 92,362,845 and 92,093,425 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively.	921	921
Additional paid-in capital	3,232,912	3,233,608
Accumulated deficit	(3,289,237)	(3,268,876)
Accumulated other comprehensive income	1,163	1,163
Total equity of the company	$7,342	$28,399
Noncontrolling interest	1,472	1,456
Total equity	$8,814	$29,855
Total liabilities and equity	$479,717	$482,790

Drive Shack Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
(Dollars in thousands, except share data)

	Three Months Ended March 31,
	2022	2021
Revenues
Golf operations	$55,284	$53,161
Sales of food and beverages	13,698	7,930
Total revenues	68,982	61,091

Operating costs
Operating expenses	55,139	48,870
Cost of sales - food and beverages	3,361	2,104
General and administrative expense	9,063	7,982
Depreciation and amortization	6,193	6,245
Pre-opening costs	747	556
Loss on lease terminations and impairment	12,871	3,209
Total operating costs	87,374	68,966
Operating loss	(18,392)	(7,875)

Other income (expenses)
Interest and investment income	201	153
Interest expense, net	(2,646)	(2,626)
Other income (loss), net	2,645	(61)
Total other income (expenses)	200	(2,534)
Loss before income tax	(18,192)	(10,409)
Income tax expense	721	495
Consolidated net loss	(18,913)	(10,904)
Less: net income attributable to noncontrolling interest	53	—
Net loss attributable to the Company	(18,966)	(10,904)
Preferred dividends	(1,395)	(1,395)
Loss applicable to common stockholders	$(20,361)	$(12,299)

Loss applicable to common stock, per share
Basic	$(0.22)	$(0.15)
Diluted	$(0.22)	$(0.15)

Weighted average number of shares of common stock outstanding
Basic	92,254,084	82,558,881
Diluted	92,254,084	82,558,881

Drive Shack Inc. and Subsidiaries
Adjusted EBITDA Non-GAAP Reconciliations (unaudited)
(Dollars in thousands)

	Three Months Ended March 31,
	2022	2021

Net Loss	$(18,913)	$(10,904)

Income tax expense	721	495
Other (income) loss, net	(2,645)	61
Net interest expense	2,445	2,473

Operating income (loss)	(18,392)	(7,875)

Depreciation and amortization	6,193	6,245
Loss on lease terminations and impairment	12,871	3,209
Pre-opening costs	747	556
Other items[1]	(400)	596

Adjusted EBITDA	$1,019	$2,731

(1) For the three months ended March 31, 2022 and 2021, other items include (i) corporate severance of $172 and $130, respectively; (ii) transactional G&A of $121 and $196, respectively; and (iii) stock-based compensation of ($693) and $270, respectively.

#